Exhibit 10.19

CLARK HOLDINGS INC.

Bonus Incentive Policy

Description of Material Terms

The Bonus Incentive Policy provides for a bonus pool (the “Quarterly Bonus Pool”) for executive and senior management consisting of 10% of the Company’s earnings before interest, tax, amortization and restructuring charges, with bonuses to be paid on a quarterly basis.  The Bonus Incentive Policy also provides for an additional bonus pool (the “Incentive Bonus Pool”) if the Company undergoes a change in ownership.  The size of the Incentive Bonus Pool is based on the size of the transaction.  The following table lists the company’s named executive officers (as defined in Item 402 of Regulation S-K) that participate in the Quarterly Bonus Pool and the Incentive Bonus Pool and each such officer’s percentage share of the bonus pools:

Name	Title	Quarterly Bonus Pool Percentage	Incentive Bonus Pool Percentage
Charles H. Fischer III	President of The Clark Group, Inc.	30%	30%
Kevan D. Bloomgren	Chief Financial Officer	10%	10%